Exhibit 10.9


                                RESEARCH, DEVELOPMENT
                                 AND OPTION AGREEMENT


                    THIS RESEARCH, DEVELOPMENT AND OPTION AGREEMENT ("Agreement") is made this 25th day of August, 1994, by and among EDENLAND INC., a corporation organized and existing under the laws of the State of Delaware ("Developer"), PATRICK T. PRENDERGAST, an individual ("Chief Scientist"), HOLMEDCO PHARMACEUTICALS CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("Funder"), and, only for purposes of Section 3.3 of this Agreement, RICHARD B. HOLLIS ("Hollis"). Capitalized terms shall have the meanings given them in Section 1 of this Agreement.

                                   R E C I T A L S
                                   ---------------

                    A. The Chief Scientist has made certain novel discoveries which have led to the development of a non-HIV based Anti-Serum capable of binding the HIV virus and removing it from the blood stream.

                    B. The Chief Scientist has assigned, for the duration of this Agreement and through Developer's affiliated companies, to Developer all his rights to the Patent Rights, Know-How and Background Technology upon which the Anti-Serum is based.

                    C. Developer, in turn, pursuant to this Agreement and on the conditions outlined herein, together with a License Agreement of even date, grants an exclusive, worldwide license to Funder to commercialize and exploit the Patent Rights, Know-How and the Background Technology and to practice the Licensed Process in the Territory in accordance with the terms and conditions of the License Agreement.

                    D. Funder desires to fund the further research and development of the Anti-Serum by the Developer on the terms and conditions set forth in this Agreement.

                    E. Funder further desires to acquire an exclusive option to fund the research and development of any New Products conceived or developed by Developer and to make such New Products and the Patent Rights, Know-How and Background
          Technology relating to such New Products subject to the License Agreement.

                    NOW, THEREFORE, the parties hereto agree as follows:

          1.        CERTAIN DEFINITIONS
                    -------------------

                    For purposes of this Agreement the following definitions shall be applicable:

                    1.1. "ABSTRACT" shall mean that certain official abstract prepared for the 9th Mediterranean Congress of Chemotherapy entitled "Clinical Trial for the Safety and Effectiveness of HIV Reactive, Immunoaffinity Purified Anti-Human Alpha Fetoprotein in Patients with HIV Infections," as attached in Appendix B.

                    1.2. "AFFILIATE" means (a) any company owned or controlled to the extent of at least fifty percent (50%) of its issued and voting capital stock by a party to this Agreement and any other company so owned or controlled (directly or indirectly) by any such company or the owner of any such company, or (b) any partnership, joint venture or other entity directly or indirectly controlled by, controlling, or under common control of, to the extent fifty percent (50%) or more of voting power (or otherwise having power to control its general activities), a party to this Agreement, but in each case only for so long as such ownership or control shall continue.

                    1.3. "ANTI-SERUM" means the anti-serum derived from the Existing Patent Rights, Know-How and Background Technology which is referenced in the Abstract and any other product for human and/or animal therapeutic or prophylactic use, now or hereafter developed by Developer, which is derived (or capable of being derived) from or incorporates any of the Existing Patent Rights, Know-How or Background Technology upon which the anti-serum is based.

                    1.4. "BACKGROUND TECHNOLOGY" shall have the meaning given that term in the License Agreement.

                    1.5. "DAMAGES" shall have the meaning given that term in Section 8 below.

                    1.6. "DETERMINATION OF PRODUCT REJECTION" means a good faith and reasonable determination by two out of three independent FDA consultants, one each appointed by Funder and Developer and the third appointed by mutual consent of Funder and Developer, that the Subject Product will not be able to meet the FDA requirements for Product Approval.

                    1.7. "DEVELOPMENT COSTS" means Developer's costs and expenses related to the development, research (including process research and patents) and testing of any Subject Product or any New Product, in each case determined according to the categories and criteria set forth pursuant to Appendix A attached hereto and made a part hereof.

                    1.8. "DEVELOPMENT PLAN" means (a) the preclinical, clinical and process development program and budget of estimated Development Costs through to a stage of development that demonstrates the toxicity and safety profile and also indicates potential efficacy in Phase II (U.S. FDA) patient studies for the Anti-Serum to be agreed upon by Developer and Funder as soon as practicable after the execution of this Agreement, together with such further modifications as shall be mutually agreed upon between Funder and Developer, and (b) any subsequent Development Plans (comparable in scope and content to the plan for the Anti-Serum) for any New Product as agreed upon between Funder and Developer pursuant to Section 4.1 hereof.

                    1.9. "EXISTING PATENT RIGHTS" shall have the meaning given that term in the License Agreement.

                    1.10.     "FDA" means the United States Food and
          Drug Administration, or any state governmental agency in the United States that may also have jurisdiction over the drug approval process in conjunction with the United States Food and Drug Administration or any governmental agency performing similar functions in any country within the Territory; provided, if the governmental agency is outside the United States, it shall only be considered an "FDA" for purposes of this definition if the approval by such agency will allow Funder to exploit and commercialize a sizeable and profitable market segment.

                    1.11.     "INTELLECTUAL PROPERTY" means any
          invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or other intellectual property whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) that relates to any Subject Product being developed by Developer under this Agreement, BUT EXCLUDING any (i) trademarks or (ii) the
                     -------------
          manuscript currently being completed on the life of the Chief Scientist or any film, documentary or copyright relating to such manuscript or any future additions of a similar manuscript.

                    1.12. "KNOW-HOW" shall have the meaning given that term in the License Agreement.

                    1.13. "LICENSE AGREEMENT" means the License Agreement of even date herewith among the parties.

                    1.14.     "LICENSED PROCESS" shall have the
          meaning given that term in the License Agreement.

                    1.15.     "NEW PRODUCT" means any new
          pharmaceutical or medical product or process conceived or developed by Developer, Chief Scientist or any of their Affiliates, or any person acting under the direction of Developer, Chief Scientist or any of their Affiliates, whether conceived or developed prior to or during the term of this Agreement.

                    1.16. "OFF BUDGET PROJECTS" shall have the meaning given that term in Section 5.3 below.

                    1.17. "OPTION" shall have the meaning given that term in Section 4.1 below.

                    1.18.     "PLA" means a Product License
          Application or such other application as shall be required to obtain Product Approval.

                    1.19. "PLA SUBMISSION" means the submission to the FDA by Funder of a PLA which has been prepared in good faith by Funder in a reasonable manner to comply with FDA requirements necessary to obtain Product Approval.

                    1.20. "PATENT RIGHTS" shall have the meaning given that term in the License Agreement.

                    1.21.     "PRODUCT APPROVAL" means final FDA
          approval to market commercially the specified product for use by humans or animals.

                    1.22.     "SUBJECT PRODUCT" means the Anti-Serum
          and any New Product for which Funder has exercised its Option under Section 4.1 or its option under Section 5.5. The Anti-Serum shall be the initial Subject Product.

                    1.23.     "TERRITORY" means the world.

                    1.24. "THIRD PARTY LICENSE" shall have the meaning given that term in Section 5.5.

                    1.25.     "UNIVERSITY" means Louisiana State
          University.

          2.        DEVELOPER AND CHIEF SCIENTIST REPRESENTATIONS AND
                    -------------------------------------------------
          WARRANTIES. Developer and Chief Scientist, jointly and
          ----------
          severally, hereby represent and warrant to Funder as follows:

                    2.1.      CORPORATE POWER AND AUTHORITY; DUE
                              ----------------------------------
          AUTHORIZATION; BINDING OBLIGATION. Developer has the corporate
          ---------------------------------
          power and authority to execute and deliver this Agreement and the License Agreement and perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and the License Agreement have been duly and validly authorized by Developer, and upon execution and delivery by Funder, this Agreement and the License Agreement will constitute valid and binding agreements of Developer and Chief Scientist enforceable against them in accordance with their respective terms.

                    2.2.      INCORPORATION OF REPRESENTATIONS AND
                              ------------------------------------
          WARRANTIES IN LICENSE AGREEMENT. The representations and
          -------------------------------
          warranties set forth in Sections 4.1 and 4.2 of the License Agreement are incorporated by this reference as if made herein.

          3.        FUNDER AND HOLLIS REPRESENTATIONS AND WARRANTIES.
                    ------------------------------------------------
          Funder hereby represents and warrants to Developer as follows in Sections 3.1, 3.2 and 3.3, and Hollis hereby represents and warrants to Developer as follows in Section 3.3:

                    3.1.      CORPORATE POWER AND AUTHORITY; DUE
                              ----------------------------------
          AUTHORIZATION; BINDING OBLIGATION. Funder has the corporate power
          ---------------------------------
          and authority to execute and deliver this Agreement and the License Agreement and perform its obligations hereunder and thereunder, and their execution, delivery and performance have been duly and validly authorized by Funder, and upon execution and delivery by Developer and Chief Scientist, this Agreement and the License Agreement will constitute valid and binding agreements of Funder enforceable against it in accordance with their respective terms.

                    3.2.      NO BREACH OF THIRD PARTY AGREEMENTS; NO
                              ---------------------------------------
          CONSENTS REQUIRED.  Neither the execution and delivery of this
          -----------------
          Agreement or the License Agreement, nor consummation of the transactions contemplated hereunder or thereunder, requires Funder to obtain any permits, authorizations or consents from any governmental body (except for health approvals or governmental registrations necessary to sell the products contemplated therein) or from any other person, firm or corporation, and such execution, delivery and consummation will not result in the breach of or give rise to any termination of any agreement or contract to which Funder may be a party.

                    3.3.      NO UNDISCLOSED PRINCIPALS OR OTHER PARTIES.
                              ------------------------------------------
          In connection with the negotiation, execution and delivery of this Agreement or the License Agreement, Funder and Hollis have not acted, and are not acting, on behalf of any third party or pursuant to any written agreement with any third party.

          4.        FUNDER OPTIONS; FIRST OFFER.
                    ----------------------------

                    4.1.      NEW PRODUCTS. Developer hereby grants to
                              ------------
          Funder the exclusive option (the "Option") during the term of this Agreement to acquire exclusive worldwide rights to any and all of Developer's New Products and to the Patent Rights, Know-How and Background Technology from which such New Product is derived, all of which rights may be exercised and used in accordance with the License Agreement. The Option may be exercised in accordance with this Section 4.1.

                              At such time as Developer identifies any New Product, Developer shall give Funder, on a confidential basis, a summary of available material Know-How (reasonably necessary for Funder to make a reasonable scientific and technical evaluation for the purpose of exercising the Option hereunder) regarding such New Product. Developer shall promptly prepare and submit to Funder a reasonable Development Plan including a reasonable budget of estimated Development Costs through to a stage of development that demonstrates the toxicity and safety profile and also indicates potential efficacy for such New Product in Phase II patient studies. Such Development Plan shall be consistent in scope and content with the Anti-Serum Development Plan and, together with such modifications as shall be mutually agreeable, shall be reasonably agreed upon by the parties as soon as reasonably practicable after delivery of the Know-How for the New Product to Funder. Any disputes concerning the content of the Development Plan shall be submitted to arbitration in accordance with the provisions of Section 11.8 below.

                              At any time during the six (6) month
          period following agreement of the content of the Development Plan by Developer and Funder, Funder shall notify Developer whether Funder wishes to exercise its Option hereunder with respect to such New Product; provided, however, the exercise period shall be one (1) year if the New Product is presented to Funder prior to obtaining the funding contemplated under Section 10. Upon exercise of the Option, (i) the New Product shall be automatically included within the definition of "Product" under the License Agreement, (ii) the Patent Rights, Know-How and Background Technology from which the New Product was derived shall also become subject to the License Agreement, and (iii) the New Product shall become a Subject Product for purposes of this Agreement. If Funder, within said six (6) month period (or one
          (l) year period if the New Product is presented to Funder prior to obtaining the Funding contemplated under Section 10) shall decline to exercise its Option or shall fail to respond to Developer, Developer may develop such New Product itself subject to the limitations under Section 4.2.

                    4.2.      LIMITATION ON MARKETING OF NEW PRODUCTS.
                              ---------------------------------------
          Notwithstanding any provisions of Section 4.1 to the contrary, Developer shall not market, directly or through any arrangement or contract with any third party, any New Product for which Funder has declined to exercise its Option under Section 4.1 unless (i) such New Product shall not directly compete with any then existing Subject Product, and (ii) such New Product is not
                                                                      ---
          based upon or derived from any Patent Rights, Know-How or Background Technology then under license to Funder under the License Agreement or any other agreement with Funder.

                    4.3.      COVENANT OF CHIEF SCIENTIST.  Chief Scientist
                              ---------------------------
                                                            hereby
                                                            covenants and
                                                            agrees for the
                                                            benefit of
                                                            Funder that the
                                                            exclusive
                                                            commercializati
                                                            on and
                                                            exploitation
                                                            rights to all
                                                            New Products he
                                                            develops or
                                                            conceives shall
                                                            be held by
                                                            Developer
                                                            during the term
                                                            of this
                                                            Agreement
                                                            except with
                                                            ------
                                                            respect to New
                                                            Products (i)
                                                            that Funder
                                                            declines to
                                                            develop
                                                            pursuant to its
                                                            Option under
                                                            Section 4.1 and
                                                            (ii) that
                                                            Funder does not
                                                            exercise its
                                                            option under
                                                            Section 5.5.
                                                            Chief Scientist
                                                            shall execute
                                                            all such
                                                            documents and
                                                            take all other
                                                            actions
                                                            necessary to
                                                            effect such
                                                            covenant.

          5.        RESEARCH AND DEVELOPMENT.
                    -------------------------

                    5.1.      DEVELOPER DEVELOPMENT EFFORTS.  Developer
                              -----------------------------
          shall use its best efforts to carry out the Development Plan for each Subject Product in accordance with each such Development Plan and within all agreed upon timetables therein. Any material change in any Development Plan shall require the prior mutual agreement of Developer and Funder. Developer and Funder recognize that changes or modifications in each Development Plan (including estimated budgets) will, in all likelihood, be required, and each agrees to negotiate in good faith and in a reasonable manner to reach agreement for any such changes or modifications. Developer shall be solely responsible for the conduct of all phases of each Development Plan, including but not limited to clinical trials specified therein. Developer agrees that each person performing work under the Development Plan will have executed a confidentiality and developments agreement, in a form satisfactory to Funder, to ensure that all Intellectual Property arising from the development of the Subject Product shall vest in Developer for license under the License Agreement and that the Know-How relating to such New Product remains confidential and is not used in violation of this Agreement or the License Agreement.


                    5.2.      FUNDING OF ANTI-SERUM DEVELOPMENT COSTS.
                              ---------------------------------------
          Subject to Funder's development termination right under Section
          5.5 below, Funder agrees to pay Developer for its Development Costs for the Anti-Serum, provided such Development Costs shall in no event be greater than the total estimated Development Costs contained in the Anti-Serum Development Plan. Payment of $3,000,000 in Development Costs for the Anti-Serum shall be made in U.S. dollars from a location in the U.S. and in accordance with the following schedule:

                              (a)       $1,500,000 on February 28,
          1995, or at such earlier time as Funder has secured the funding described in Section 10 of this Agreement.

                              (b)       $1,000,000 upon completion of
          the first phase of the Development Plan as identified therein (such phase not to be confused with FDA regulatory phases).

                              (c)       $500,000 upon completion of
          the second phase of the Development Plan and commencement of the third phase.

                              The parties understand that any
          Development Costs incurred by Developer prior to payment of the amount due under subsection (a) above shall be reimbursed from the $3,000,000 in Development Costs to be paid under this Section
          5.2. Further, funder agrees to make the scheduled payments in subsection (b) and (c) above on the last day that such payments may be made even if the payment condition has not been satisfied if Developer has in good faith made progress on the Development Plan through such date.

                    The parties acknowledge that the research and development costs of the Anti-Serum may overlap with the development of a vaccine based upon the Anti-Serum. The parties will in good faith discuss the development of the vaccine under this Agreement.

                    5.3.      OFF BUDGET PROJECTS. It is contemplated by
                              --------------------
          the parties that Developer and Chief Scientist may have certain projects ("Off Budget Projects") not covered by a Development Plan for a Subject Product that Developer and Chief Scientist believe would aid their research on a Subject Product or potential New Product. These projects might include a preliminary in-vitro experiment to determine if a foundation exists for a New Product. Until such time as Funder's commitment under Section 5.8 terminates, Funder agrees to provide up to a maximum of $250,000 per year to fund Off-Budget Projects.

                    5.4.      FUNDING OF DEVELOPMENT COSTS OF OTHER SUBJECT
                              ---------------------------------------------
          PRODUCTS. Subject to Funder's development termination right
          --------
          under Section 5.5 below, Funder agrees to pay Developer for its Development Costs (determined in accordance with Appendix A) for each Subject Product, provided such Development Costs shall in no event be greater than the total estimated Development Costs (excluding the Anti-Serum for which the Development Costs will be paid as provided in Section 5.2 above) contained in the appropriate Development Plan as agreed upon between Developer and Funder. Based on the estimated annual budgets in the Development Plan for each Subject Product (excluding the Anti-Serum for which the Development Costs will be paid as provided in Section 5.2 above), Funder shall make quarterly payments, payable in U.S. dollars from a U.S. location on the first day of each quarter, for estimated Development Costs to be incurred by Developer for the ensuing quarter. Within thirty (30) days after the end of each calendar quarter Developer shall prepare and send to Funder
          (i) an invoice of actual Development Costs incurred by Developer during the preceding calendar quarter and (ii) a reconciliation with the estimated quarterly payment made by Funder at the beginning of such quarter. In the event Funder's estimated payments for such quarter shall be greater than the actual invoiced amount, such overpayment shall be applied by Funder against subsequent quarterly payments of estimated Development Costs due to Developer or, at Funder's option, Developer shall remit such overpayment to Funder. In the event the actual Development Costs for any quarter shall be greater than Funder's estimated quarterly payment for such quarter, subject to the first sentence of this Section 5.4, Funder shall make appropriate payment to Developer within thirty (30) days of the receipt of Developer's invoice.

                    5.5.      FUNDER'S RIGHT TO TERMINATE OBLIGATION TO PAY
                              ---------------------------------------------
          DEVELOPMENT COSTS. At any time after payment of the $3,000,000 of
          -----------------
          Development Costs for the Anti-Serum as provided in Section 5.3 above, and provided Funder has made a Determination of Product Rejection, Funder shall have the right to terminate its obligation to pay any further Development Costs of the Anti-Serum by delivering a written notice to Developer. Further, by delivering written notice to Developer, Funder shall have the right to terminate its obligation to pay further Development Costs on any other Subject Product at such time as Funder has made a Determination of Product Rejection for such Subject Product. Upon any such termination, Developer may continue the development of the Subject Product by itself or by licensing or sublicensing the commercialization rights to a third party ("Third Party License"); provided, Developer shall keep Funder fully apprised of the negotiations of any proposed Third Party License; provided, further, before Developer enters into the Third Party License, Developer shall allow Funder fourteen (14) calendar days (or thirty (30) days if Developer has not kept Funder fully apprised of the negotiations for such Third Party License) the first right to enter into a license with Developer on the identical terms as proposed in the Third Party License. If Funder does not exercise such option, Developer shall have the right to enter into the Third Party License (but on no more favorable terms than offered to Funder) but shall reimburse
                                                  ---
          Funder for all Development Costs paid by Funder for such product. Developer shall make the reimbursement by paying directly to Funder fifty percent (50%) of license fees, royalties and other payments due Developer under the Third Party License (until the total amount to be reimbursed is paid to Funder).

                              If Developer obtains Product Approval
          itself for such Subject Product, Developer shall notify in writing Funder of the Product Approval, whereupon Funder shall have the option, exercisable within three months of receiving notice of Product Approval from Developer, to pay all Development Costs for the Subject Product incurred after Funder stopped paying such costs and thereby continue to have (i) the Subject Product be considered a Product under the License Agreement, and
          (ii) the Patent Rights, Know-How and Background Technology from which the Subject Product was derived subject to the License Agreement.

                    5.6.      DISCLOSURE OF KNOW-HOW. Developer shall
                              -----------------------
          disclose to Funder within 30 days after the date of execution of this Agreement and thereafter on at least a quarterly basis all Know-How on each Subject Product not previously disclosed to Funder. All Know-How disclosed to Funder shall be subject to the provisions of Section 7 hereof.

                    5.7.      AUDIT OF DEVELOPMENT COSTS. Developer shall
                              --------------------------
          keep full and accurate books and records of its Development Costs and determination thereof. Developer shall permit Funder, at Funder's expense, by independent certified public accountants employed by Funder solely for this purpose and reasonably acceptable to Developer, to examine such books and records (as they relate to Development Costs) at any reasonable time, but not later than three (3) years following the invoice to Funder of such Development Costs.

                    5.8.      COMMITMENT TO R & D FUNDS. Subject to the
                              --------------------------
          limitations set forth herein, commencing February 28, 1995, Funder agrees to commit at least thirty percent (30%) of its research and development budget, but at least a minimum of $2,000,000 (not based on a percentage of Funder's research and development budget), for any given calendar year to pay Development Costs for Subject Products. Funder's commitment under this Section 5.8 shall be limited in the following ways:

                              (a)       The Subject Products, together
          with New Products, each of which New Products Funder reasonably and in good faith determines represents a promising pharmaceutical agent with significant commercial value, shall be sufficient to allow Funder to make such commitment.

                              (b)       The maximum amount of research
          and development funds which Funder shall be required to commit for any given year shall be $10,000,000.

                              (c)       The maximum amount of research
          and development funds which Funder shall be required to commit during the term of this Agreement shall be $50,000,000 unless otherwise agreed to by Developer and Funder. In making a decision to increase the maximum amount, Funder shall give consideration to the success of the Anti-Serum and any other Subject Products and Developer's history of meeting the Development Plans for Subject Products. Further, in good faith both Funder and Developer will consider reestablishing research and development funds up to a maximum of another $50,000,000.

                              (d)       Funder's obligation under this
          Section 5.8 shall terminate twenty-four months after the death or permanent incapacity of the Chief Scientist.

                              (e)       All payments toward the
          Anti-Serum Development Costs made by Funder during 1994, if any, shall be applied toward Funder's commitment for 1995.

                              In the event that the maximum commitment under subsection (c) above is reached and Funder does not commit additional funds to Developer under this Section 5.8, the exercise period for Funder's Option under Section 4.1 shall be reduced to three (3) months.

          6.        REGULATORY MATTERS.
                    ------------------

                    6.1.      COMPLIANCE. Developer and the Chief Scientist
                              -----------
          each agree that its and his conduct in performing their respective obligations under this Agreement shall conform in all material respects to all applicable laws and regulations of the US. and foreign governments (and political subdivisions thereof).

          7.        PROPRIETARY RIGHTS AND CONFIDENTIAL INFORMATION.
                    -----------------------------------------------

                    7.1.      PROPRIETARY RIGHTS. Except as expressly
                              ------------------
          provided to the contrary herein or in the License Agreement, all proprietary rights, title, and interest with respect to New Products and Subject Products shall be and remain solely in Developer.

                    7.2.      CONFIDENTIAL INFORMATION. Funder and its
                              ------------------------
          Affiliates shall keep confidential and not use, except as provided herein and in the License Agreement, any and all Know-How supplied in writing (or if orally, as confirmed in writing) by Developer during the term of this Agreement and for five (5) years after termination or expiration hereof; provided, however, that the foregoing obligations of confidentiality and non-use shall not apply to the extent that any Know-How is demonstrated by written records to be (a) already known to Funder or its Affiliates at the time of disclosure hereunder (provided Funder and its Affiliates comply with any restrictions imposed by third parties) or is hereafter developed by Funder or its Affiliates in the course of work entirely independent of any disclosure hereunder; or (b) publicly known prior to or after disclosure hereunder other than through acts or omissions of Funder or its Affiliates; or (c) disclosed in good faith to Funder or its Affiliates under a reasonable claim of right of which Funder is not aware of any dispute (provided Funder and its Affiliates comply with any restrictions imposed by third parties). This does not prevent disclosure to third parties by Funder under a secrecy agreement with essentially the same confidentiality provisions provided herein in connection with the exercise of its rights under the License Agreement (to the extent permitted therein). In addition, disclosure may be made (i) to governmental agencies to the extent required or desirable to secure governmental approval for marketing of any Subject Product (provided Funder shall seek to limit disclosure and to obtain confidential treatment by such agencies) and (ii) to pre-clinical and clinical investigators where necessary or desirable for their information to the extent normal and usual in the custom of the trade and under a secrecy agreement with essentially the same confidentiality provisions contained herein. All Know-How heretofore disclosed in writing by Developer shall be deemed to have been disclosed under this Agreement and shall be subject to the provisions of this Section 7.2.

          8.        INDEMNIFICATION. Each party (the "Indemnifying Party")
                    ---------------
          shall indemnify and hold the other (the "Indemnified Party") harmless against and from all liability, demands, claims, causes of action, assessments, losses, fines, penalties, costs and damages and expenses, including reasonable attorneys' fees (collectively "Damages") sustained or incurred by the Indemnified Party as a result of, arising out of or by virtue of (x) any inaccuracy in a representation or breach of a warranty made by the Indemnifying Party, (y) the failure of the Indemnifying Party to comply with, or the breach by the Indemnifying Party of, any of the covenants of this Agreement to be performed by the Indemnifying Party and (z) any act or omission (including, without limitation, resulting from clinical trials) of the Indemnifying Party or its agents or employees related to the obligations of the Indemnifying Party under this Agreement (but not under the License Agreement); provided, however, that the foregoing shall not apply to third party claims (i) if the claim is found to be based upon the negligence, recklessness or willful action or inaction of the Indemnified Party, or (ii) if the Indemnified Party fails to give the Indemnifying Party prompt notice of any claim it receives and such failure materially prejudices the Indemnifying Party, or (iii) solely to the extent of indemnification for legal fees and disbursements of counsel of the Indemnified Party, unless the Indemnifying Party is given the opportunity to control defense of such action, or (iv) unless the Indemnifying Party is given the opportunity to approve any settlement, which approval shall not be unreasonably withheld; and provided further that, except in the event of a material conflict of interest, the Indemnifying Party shall not be liable for attorney's fees of the Indemnified Party after assuming control of the defense or settlement. The indemnification provisions of this Section 8 shall also cover the Indemnified Party's directors, officers, employees and other agents that may suffer any Damages.

          9.        TERM AND TERMINATION.
                    ---------------------

                    9.1.      TERM. This Agreement shall be effective as of
                              -----
          the date first set forth above and shall remain in effect until termination or expiration of the License Agreement or other termination pursuant to Sections 9.2 hereof.

                    9.2.      TERMINATION.
                              ------------

                              (a)       In the event either of
          Developer or Chief Scientist materially breaches any term or provision of this Agreement, Funder may and, in the event Funder materially breaches any term or provision of this Agreement, either of Developer or Chief Scientist may, terminate this Agreement thirty (30) days after giving the breaching party written notice of such breach, unless: (i) the breaching party cures the breach within such 30-day period; or (ii) if a cure cannot reasonably be effected within such 30-day period, the breaching party commences the cure of such breach within such 30-day period and diligently prosecutes such cure to completion. This thirty (30) day notice shall not apply to a breach by the Funder of the failure to meet the terms of Section 5.2(a) of this Agreement.

                              (b)       This Agreement shall terminate
          concurrently with the termination of the License Agreement; provided, however, the termination of this Agreement shall not cause the termination of the License Agreement.

                              (c)       Upon termination of this
          Agreement, Funder, Developer and Chief Scientist will have no further rights or obligations under this Agreement, and Funder will immediately return to Developer all Know-How (unless such Know-How is subject to the non-exclusive, perpetual license granted to Funder under Section 9.3 of the License Agreement); provided, however, Sections 7.2, 8, 11.2 and 11.5 through 11.13, inclusive, shall survive termination.

          10.       CONDITIONS TO FUNDER'S OBLIGATIONS. It shall be a
                    ----------------------------------
          condition precedent to Funder's payment obligations under this Agreement that Funder completes by February 28, 1995 an equity funding of its securities in an amount satisfactory to Funder to perform its obligations under this Agreement.

          11.       MISCELLANEOUS.
                    -------------

                    11.1.     FORCE MAJEURE. No party shall be liable
                              -------------
          for failure to perform any obligations hereunder if such failure is due to a cause beyond the reasonable control of such party, including without limitation, strikes, lockouts or other labor disturbances, riots, floods, fires, accidents, wards, embargoes, delays of carriers, inability to obtain materials from sources of supply, acts, or injunctions (each a "Force Majeure Event"). Upon the occurrence of any Force Majeure Event, the party whose performance is affected shall immediately given written notice of such Force Majeure Event to the other, and shall thereafter exert all reasonable efforts to overcome such Force Majeure Event and resume performance of this Agreement. If, despite such efforts, the party whose performance is affected is unable to perform six
          (6) months following notification given hereunder, then the other may terminate this Agreement.

                    11.2.     ASSIGNMENT. Neither Funder nor Developer
                              ----------
          may assign this Agreement without the prior consent of the other; provided, however, (a) Developer or Funder may assign this Agreement to any entity which acquires substantially all of its assets or business, and (b) Funder may assign this Agreement, in whole or in part, to any Affiliate of Funder. No assignment shall relieve a party of all of its responsibility for performance under this Agreement.

                    11.3.     ASSUMPTION OF LIABILITIES UPON BUY-OUT.
                              ---------------------------------------
          In the event Funder or Developer is acquired by merger, asset acquisition or stock acquisition, Funder or Developer, as the case may be, shall take all steps necessary to ensure the acquirer assumes its respective obligations under this Agreement and the License Agreement.

                    11.4.     DEVELOPER STATUS. For the purpose of
                              ----------------
          carrying out this Agreement Developer and Funder shall act as independent contractors and not as partners, joint venturers, or agents of the other and shall not bind nor attempt to bind the other to any contract or obligation.

                    11.5.     NOTICES. Except as otherwise provided
                              -------
          herein, any notice or other communications sent or delivered hereunder shall be in writing and shall be effective if hand-delivered or if sent by certified or registered mail or postage prepaid or by international courier service:

          To Developer:               Edenland, Inc.
          ------------
                                      Baybush, Straffan
                                      County Kildare, Ireland
                                      Attention:  Mr. Leo J. Prendergast
                                      Telephone:  353-1-6272636

          To Chief Scientist:         Patrick T. Prendergast
          -------------------
                                      Baybush, Straffan
                                      County Kildare, Ireland
                                      Telephone:  353-1-6272636
                                      Telecopier: 353-1-6272703

          To Funder:                  Holmedco Pharmaceuticals Corporation
          ---------
                                      3807 NW 127th Circle
                                      Vancouver WA 98686
                                      Attention: Richard B. Hollis,
                                                 Chairman and CEO
                                      Telephone: 206-573-2489
                                      Telecopier: 206-573-2489

          or to such address as any Party shall hereafter designate by notice to the other Parties. A notice shall be deemed to have been given on the date of receipt by the Party.

                    11.6.     ENTIRE AGREEMENT. This Agreement
                              ----------------
          together with the License Agreement (as well as any other documents referred to herein or therein) set forth the entire agreement and understanding among the parties hereto as to the subject matter hereof and has priority over all documents, verbal consents or understandings made between Funder and Developer and Chief Scientist before the conclusion of this Agreement with respect to the subject matter hereof; none of the terms of this Agreement shall be amended or modified except in writing signed by the parties hereto.

                    11.7.     WAIVERS. A waiver by any party of any
                              --------
          term or condition of this Agreement in any one instance or a number of instances shall not be deemed or construed to be a waiver of such term or condition for any similar instance or instances in the future or of any subsequent breach hereof.

                    11.8.     ARBITRATION. The parties to any dispute
                              ------------
          or controversy arising out of, in connection with or relating to this Agreement, its negotiation, performance or breach, shall attempt to resolve any such dispute in an amicable manner, failing which the parties shall submit the same to binding arbitration. The arbitration panel shall consist of one arbitrator and shall be formed in accordance with the Rules for Commercial Arbitration of the American Arbitration Association then obtaining (the "Rules"). The arbitration shall be held in the State of Washington pursuant to the Rules, and the award shall be rendered in such form that judgment may be entered thereon in the highest court of any forum, state, federal or foreign, having jurisdiction. The Funder shall pay reasonable expenses to accommodate the attendance by Chief Scientist and an Edenland representative at such arbitration. In making its award, the arbitrator shall be guided, in descending order of priority, by the terms of this Agreement, the usages of the trade in the business in which Developer, Chief Scientist and Funder are engaged and what is just and equitable under the circumstances. The cost of such arbitration shall be borne by the party against which an award is rendered in the arbitration proceeding or as the arbitrator may determine. Notwithstanding anything to the contrary contained herein, any party may apply to a court of competent jurisdiction for equitable relief for any breach or threatened breach of this Agreement, including but not limited to restraining orders and affirmative injunctive relief, and for ancillary orders in aid of the arbitrator.

                    11.9.     APPLICABLE LAW. This Agreement shall be
                              --------------
          governed by and construed in accordance with the laws of the State of Washington without regard to the conflicts of laws provisions hereof.

                    11.10.    REMEDIES. The rights and remedies of a
                              ---------
          party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without imitation, rights of termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity; provided, however, no arbitration or legal recourse shall be available to either party should termination of this Agreement occur as the result of Funder's inability to timely meet the funding condition under Section 10 of this Agreement.

                    11.11.    HEADINGS. Headings in this Agreement are
                              --------
          included herein for ease of reference only and shall have no legal effect.

                    11.12.    SEVERABILITY. If any provision of this
                              -------------
          Agreement shall be held illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

                    11.13.    SET-OFF. In the event any party is owed
                              --------
          any sums which are not paid when due under this Agreement, the License Agreement or agreement or note between the parties, such party may set-off such amounts against any payments such party owes to the other party hereunder. Any party exercising its set-off rights hereunder shall notify the other party promptly after such exercise. A party may not, however, set-off any
                                           ---
          amounts that are in dispute between the parties. Such disputed amounts shall be placed into escrow with a third party escrow company, reasonably acceptable to the parties, until the dispute is resolved. If the dispute is resolved favorably to the party seeking the set-off, such party may effect the set-off upon release of the escrowed funds.

                    11.14.    FURTHER ASSURANCES. The parties hereto
                              -------------------
          shall execute and deliver or cause to be executed and delivered such further instruments, documents and conveyances and shall take such other action as may be reasonably required to more effectively carry out the terms and provisions of this Agreement.



                [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized officers.


          "FUNDER"                           "DEVELOPER"


          HOLMEDCO PHARMACEUTICALS           EDENLAND INC.
           CORPORATION



          By: /s/ Richard B. Hollis          By: /s/ Leo Prendergast
              ------------------------           -------------------------
          Its: Chairman & CEO                Its: Secretary/Director
              --------------------------         -------------------------





                                             Only for Purposes of Section
                                             3.3 of this Agreement
          "CHIEF SCIENTIST"                  "HOLLIS"


          /s/ Patrick T. Prendergast         /s/ Richard B. Hollis
          ----------------------------       -------------------------------
          PATRICK T. PRENDERGAST

                                      APPENDIX A

                                  DEVELOPMENT COSTS
                                  -----------------


                    1.   Direct Labor Salaries and Benefits-Compensation
                         ----------------------------------
          cost per hour for actual hours worked on approved Funder projects (supported by time cards). Examples include:

                              Clinical Research Associates

                              Technical Writers

                              Data Entry

                              Research Scientists (e.g. Toxicologist,
                                Pathologist)

                              Regulatory Affairs (e.g. Protocol Writing,
                                Validation, Clinical Auditing, FDA Meetings)

                    2.   Clinical Grants-Hospital expenses for approved
                         ---------------
          studies paid to investigators. (Supported by approved agreements and expense reimbursements.)

                    3.   Outside Laboratory Testing for approved Funder
                         --------------------------
          projects (supported by contracts and invoices). Examples include:

                              Primate study

                              Primate retreatment study

                    4.   Drug Expenses-Actual cost of drug distributed to
                         -------------
          investigators for use in studies.

                    5.   Scientific Consultants-payments for time and
                         ----------------------
          expenses for work done on approved Funder projects (supported by invoices). Examples include:

                         Research Grants

                         Outside Analytical Support

                    6.   Scientific Panels-payments for time and expenses
                         -----------------
          for work on approved Funder projects (supported by invoices). Examples include:

                         Infectious Disease Panel

                         Advisory Panel

                    7.   Other Direct Expenses-directly identifiable to an
                         ---------------------
          approved task (supported by invoices or receipts). Examples include:

                         Travel

                         Supplies, printing and duplicating

                         Testing

                         Postage, freight

                         Routine patent maintenance fees and routine ordinary expenses for outside professional services for preparation of filing of patent applications (uncontested) reasonably allocated to Subject Products.

                         Insurance

                         Project Management/Secretarial

                                      APPENDIX B

                                       ABSTRACT
                                       --------


          -------------------------------------------------------------
            9<degree character> Congresso Mediterraneo di Chemioterapia
          ------------------------------------------------------------
            9th Mediterranean Congress of Chemotherapy
          ------------------------------------------------------------
            9me Congres Mediterraneen de Chimiotherapie
          ------------------------------------------------------------
                                             [LOGO OF MEDITERRANEAN SOCIETY
                                                           OF CHEMOTHERAPY]
          Milano (Italy) June 12-17, 1994

                                    Please return completed abstract to:
                                        Organizing Secretariat
                                 9th Mediterranean Congress of Chemotherapy
                                              O.I.C. Incentive
          OFFICIAL ABSTRACT                    Viale Majno, 21
                                            20122 MILANO (Italy)

                    CLINICAL TRIAL FOR THE SAFETY AND EFFECTIVENESS OF HIV REACTIVE, IMMUNOAFFINITY PURIFIED ANTI HUMAN ALPHA FETOPROTEIN IN PATIENTS WITH HIV INFECTIONS.
          FRANK B. GELDER1,2 AND PATRICK PRENDERGAST1,3.  Department of
          ---------------
          Surgery, Louisiana State University Medical Center, Shreveport, LA, USA; 2Gelco Diagnostics Inc., Shreveport, LA, USA; 3Edenland Holdings, Ltd., Baybush, Straffin, Ireland.

          Functional and immunochemical similarities between human alpha fetoprotein and external HIV glycoproteins, coat peptides and glycopeptides have been demonstrated. Both alpha fetoprotein and specific HIV products reduce prostaglandin synthesis in macrophages with a concomitant increase in arachidonic acid and leukotriene production. An enzyme-linked immunoessay with polyclonal immunoaffinity purified goat anti human alpha fetoprotein (IP-X-AFP) identified epitopes on HIV-1MN viral lysate and GP160 but not GP120 glycoproteins suggesting phylogenetic mimicry. IP-X-AFP inhibited syncytia formation, prevented HIV-1 laboratory strains MN, RF, and 3B replication in C8166-45 cells, and inhibited replication of HIV-1BAL in fresh macrophage cultures in a dose dependent manner. Thirteen seropositive HIV patients were treated with IP-X-AFP (30 mg per day by IV infusion) on days 0, 2, 4, 6, and 8 with no overt toxic reactions. However, chills and fever (101 degrees F) of short duration (<3 hour) consistent with a mild systemic Arthus reaction was observed in one patient. Laboratory measurements including viral load by TCID50, and lymphocytes sub-population quantification
          (CD3, CD4, and CD8) were obtained before IP-X-AFP and post-administration at 1, 6, 12, and 22 hours and at 4, 7, 14, 28, 42,
          90, and 120 days. The mean viral load in the 13 pateints was reduced from a pre-treatment value of 1811 to 577 at day 120.
          All 13 patients obtained a one log or greater reduction in viral load following therapy. Four of the 13 pateints obtained repeated viral load values of 0, 4 patients obtained low but stable viral load values, while 5 patients demonstrated a reduction then gradual increase in viral load to near pre-treatment values. A sharp increase in viral load was observed between IP-X-AFP administration and day 21 post administration, presumable representing lysis of infected lymphocytes with virus release. At 120 days CD4 counts increased above pre-treatment values an average of 25% in all patients. In addition, all cases of hairy leukoplakia (n=3) clinically improved. These results demonstrate that IP-X-AFP may be of significant clinical value in the treatment of HIV infections by reducing viral load and allowing immunological recovery.

                                  AMENDMENT NO. 1 TO
                      RESEARCH, DEVELOPMENT AND OPTION AGREEMENT

                    This Amendment is made as of this 5th day of February 1995, by and between EDENLAND INC., a Delaware corporation ("Developer"), PATRICK T. PRENDERGAST, an individual ("Chief Scientist"), and HOLLIS-EDEN, INC., a Delaware corporation (formerly Holmedco Pharmaceuticals Corporation) (the "Funder").

                                 W I T N E S S E T H:
                                 --------------------

                    WHEREAS, Developer, Chief Scientist and Funder are parties to that certain Research, Development and Option Agreement dated August 25, 1994 ("Agreement").

                    WHEREAS, Developer, Chief Scientist and Funder desire to amend the Agreement in the manner set forth herein.

                    NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereby agree as follows:

               1. Section 5.2 of the Agreement is hereby deleted and replaced with the following Section 5.2:

                    "5.2.     Development of Anti-Serum; Funding
                              ----------------------------------
                    of Anti-Serum Development Costs.  Developer agrees to
                    -------------------------------
                    obtain an open IND for the Anti-Serum with the United States Food and Drug Administration and to commence a twenty patient, phase I investigational new drug study (the "Phase I Study") under the guidelines and regulations of that regulatory agency. Funder agrees to pay Developer for the Phase I Study as follows:

                         (a)  U.S. $250,000 due March 31, 1995
                    and payable no later than April 30, 1995.

                         (b)  U.S. $2,750,000 in stages mutually
                    agreed by Funder and Developer and in
                    accordance with the funding available to Funder over the eighteen (18) months following March 31, 1995.

                    Funder shall pay any additional Development
                    Costs on the Anti-Serum beyond the amounts set forth in subsections (a) and (b) above only if Funder, in its sole discretion, determines that the results of the Phase I Study demonstrated sufficient efficacy to warrant advancement of the Anti-Serum to phase II studies (the "Efficacy Determination"). If Funder makes the Efficacy Determination, Funder shall pay the future Development Costs for the Anti-Serum in accordance with the Development Plan for the Anti-Serum, subject to Funder's termination right under Section 5.5. If Funder does not make the Efficacy Determination, Funder's obligation to pay any further Development Costs for the Anti-Serum shall terminate.

                    Developer shall keep Funder fully informed of its progress on the Phase I Study and agrees to provide written notice to Funder of its completion. Any amounts payable to Developer under subsections (a) and (b) above shall be regardless of the actual costs of the Phase I Study incurred by Developer.

                    The parties agree that the research and
                    development costs of the Anti-Serum may
                    overlap with the development of the vaccine.
                    The parties will in good faith discuss the development of the vaccine under this Agreement.

               2.   The following sentence shall be added to the end of
          Section 5.3:

                    "Funder's payment obligation under this
                    Section 5.3 shall not commence until Funder raises U.S. $10,000,000 in aggregate seed financing. "

               3. Except as specifically set forth herein, the Agreement shall remain unaffected and shall remain in full force and effect. This Amendment shall be deemed part of, and construed in accordance with, the Agreement.

                    IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.


          "Funder"                          "Developer"


          HOLLIS-EDEN, INC.                 EDENLAND INC.



          By: /s/ Richard B. Hollis         By: /s/ Leo Prendergast
             ----------------------------      ----------------------------
          Its:  CEO                         Its:  Director
              ---------------------------       ---------------------------


          "Chief Scientist"


           /s/ Patrick T. Prendergast
          ----------------------------------
          PATRICK T. PRENDERGAST

                                  AMENDMENT NO. 2 TO
                      RESEARCH, DEVELOPMENT AND OPTION AGREEMENT

                    This Amendment is made to be effective as of the 17th day of March 1995, by and between EDENLAND, INC., a Delaware corporation ("Developer"), PATRICK T. PRENDERGAST, an individual ("Chief Scientist"), and HOLLIS-EDEN, INC., a Delaware corporation (formerly Holmedco Pharmaceuticals Corporation) ("the Funder").

                                 W I T N E S S E T H:
                                 --------------------

                    WHEREAS, Developer, Chief Scientist and Funder are parties to that certain Research, Development and Option Agreement dated August 25, 1994, as amended by that certain Amendment No. 1 to Research, Development and Option Agreement dated February 5, 1995 (as amended, the "Agreement");

                    WHEREAS, Developer, Chief Scientist and Funder desire to amend the Agreement in the manner set forth herein;

                    NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereby agree as follows:

                    1. It is a condition precedent to the effectiveness of this Amendment that the U.S. $125,000 payment per
                    Section 3.1 of the License Agreement (as defined in the Agreement) be transmitted to the account of Developer no later than March 27th, 1995. Failure to make that payment shall invalidate this Amendment.

                    2.   As per Amendment No. 1 to the Research,
                    Development and Option Agreement Section 1 thereof, relating to 5.2(a) of the original agreement, Section 5.2(a) is hereby amended as follows:

                         "Funder agrees to pay Developer for
                         the Phase I study $250,000 in
                         accordance with the funding
                         available to Funder but not later
                         than 28th, April 1996.

                         Amendment No. 1 to this Agreement
                         shall remain in force except for
                         the above alteration to 5.2(a).

                    3.   The first sentence of Section 5.8 is
                    hereby deleted in its entirety and replaced with the following first sentence:

                         "Subject to the limitations set
                         forth herein, commencing April
                         28th, 1996, Funder agrees to commit
                         at least thirty percent (30%) of
                         its research and development
                         budget, but at least a minimum of
                         $2,000,000 (not based on a
                         percentage of Funder's research and
                         development budget), for any given
                         calendar year to pay Development
                         Costs for Subject Products."

                    4.   Subsection (e) of Section 5.8 is hereby
                    deleted in its entirety.

                    5. Except as specifically set forth herein, the Agreement shall remain unaffected and shall remain in full force and effect. The conditions of this Amendment shall become part of the original Agreement and its Terms. This Amendment shall be deemed part of, and construed in accordance with, the Agreement.

                    IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.



          "Funder"                      "Developer"

          HOLLIS-EDEN, INC.             EDENLAND, INC.


          By /s/ Richard B. Hollis      By /s/ Leo Prendergast
            -------------------------     ---------------------------------
          Its  CEO                      Its  Director
             ------------------------      --------------------------------


          "Chief Scientist"


           /s/ Patrick T. Prendergast
          -------------------------------
          PATRICK T. PRENDERGAST

                                  AMENDMENT NO. 3 TO
                      RESEARCH, DEVELOPMENT AND OPTION AGREEMENT



                    This Amendment is made to be effective as of the day of August 1995, by and between EDENLAND INC., a Delaware corporation ("Developer"), PATRICK T. PRENDERGAST, an individual ("Chief Scientist"), and HOLLIS-EDEN, INC., a Delaware corporation (formerly Holmedco Pharmaceuticals Corporation) (the "Funder").



                                 W I T N E S S E T H:
                                 --------------------



                    WHEREAS, Developer, Chief Scientist and Funder are parties to that certain Research, Development and Option Agreement dated August 25, 1994, as amended by that certain Amendment No. 1 to Research, Development and Option Agreement dated February 5, 1995 and Amendment No. 2 dated 17th, March, 1995 (as amended, the "Research, Development and Option Agreement").

                    WHEREAS, Developer, Chief Scientist and Funder desire to amend the Agreement in the manner set forth herein.

                    NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereby agree as follows:

                    1. The payments due per Amendment No. 1 and No. 2 to the Research, Development and Option Agreement relating to 5.2 is hereby unended as follows:

                         "The Funder agrees to pay Developer for the Phase I study from funding available to Funder. However, the payments due per Section 5.2(a) and 5.2(b) of the Research, Development and Option Agreement shall become payable from funds realized by way of equity sale, sublicense, partnership agreements, loans, Private Placements, Public Offerings which take place following April 28th, 1996 but not later than 24 months from the date of payments due per section 2.2 of the Edenland Agreement"

                    2. Except as specifically set forth herein, the Agreement shall remain unaffected and shall remain in full force and effect. The conditions of this Amendment shall become part of the original Agreement and its Terms. This Amendment shall be deemed part of, and construed in accordance with, the Agreement.

                    IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.



          "Funder"                         "Developer"

          HOLLIS-EDEN, INC.                EDENLAND INC.


          By: /s/ Richard B. Hollis        By: /s/ Leo Prendergast
             ----------------------------     ----------------------------

          Its:  CEO                        Its:  Director
              ---------------------------      ---------------------------

          "Chief Scientist"


           /s/ Patrick T. Prendergast
          -----------------------------------
          PATRICK T. PRENDERGAST

                                  AMENDMENT NO. 4 TO
                      RESEARCH, DEVELOPMENT AND OPTION AGREEMENT

                    This Amendment is made to be effective as of the 31st day of October 1996, by and between EDENLAND INC., a Delaware Corporation ("Developer"), PATRICK T. PRENDERGAST, an individual ("Chief Scientist"), and HOLLIS-EDEN INC., a Delaware Corporation (formerly Holmedco Pharmaceuticals Corporation)(the "Funder").

                                 W I T N E S S E T H
                                 -------------------

                    WHEREAS, Developer, Chief Scientist and Funder are parties to that certain Research, Development and Option Agreement dated August 25, 1994, as amended by that certain Amendment No. 1 to Research, Development and Option Agreement dated February 5th, 1995, Amendment No. 2 dated 17th, March, 1995 and Amendment No. 3 dated 17th, March 1995 (as amended, the "Research, Development and Option Agreement").

                    WHEREAS, Developer, Chief Scientist and Funder desire to amend the Agreement in the manner set forth herein.

                    NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereby agree as follows:

                    A. This Agreement is hereby amended as follows, upon the understanding that Hollis-Eden closes its proposed merger with Initial Capital Acquisition Corporation ("IAC"), a Delaware corporation on or before May 15th, 1997. If the Initial Acquisition Corporation Merger with Hollis-Eden does not become effective on or before May 15th, 1997 then this amendment No. 4 shall become null and void and the present agreement as amended by amendments No. 1, No. 2, and No. 3 only, prior to this within Amendment, shall be the full and true Agreement between the parties.

                    B. Section 5.2 of the Agreement is further amended in its entirety provide as follows:

                              "5.2 DEVELOPMENT OF ANTI-SERUM; FUNDING OF
                                   -------------------------------------
                              ANTI-SERUM DEVELOPMENT PLAN.  Developer
                              ---------------------------
                              agrees to obtain an open IND for the Anti-
                              Serum with the United States Food and Drug
                              Administration and to commence a twenty
                              patient, Phase I investigational new drug study (the "Phase I Study") under the guidelines and regulations of that regulatory agency. Funder shall pay the Developer US$3,000,000 to pay for the Development Costs of the Anti-Serum and the Phase I study as follows:

                                   (i)       Provided that Funder closes
                              its proposed merger with Initial Capital
                              Acquisition Corp., a Delaware corporation
                              (the "IAC Merger"), on or before May, 15th,
                              1997, Funder shall pay Developer US$1,500,000 at the closing of the merger by wire transferring these funds to Edenland Inc.'s U.S. designated Anti-Serum Research account. Funder may retain a maximum of US$200,000 of this initial payment towards unpaid IAC expenses, however this US$200,000 must be repaid as part of the 22% allocation of Capital Funding as outlined herein. The Developer shall provide to Funder on a regular 12 week rota from receipt of the above funds, a full and detailed audited analysis of expenditure, prepared by a fully certified Auditing firm of Accountants together with copies of supporting invoices from outside suppliers. The Developer shall keep full and accurate books and records of its Development Costs which shall be made available to Funder pursuant to Section 5.7 of the Research, Development and Option Agreement. The remaining US$1,500,000 shall be paid to Developer from the next funds available to Funder by allocating to Developer 22% of the proceeds of all Capital Funding Events (as defined herein) after the IAC Merger. The term "Capital Funding Events" shall mean all funds received by joint venture agreements, loans, private placements, the exercise of warrants or stock options, or other similar transactions.

                                   (ii) If the funds realizable pursuant to
                              the IAC Merger are not in place on or before May 15th, 1997, the entire US$3,000,000 shall be due and payable to Developer from Capital Funding Events occurring after October 1, 1996, provided that the remaining payment shall be due and payable no later then April 28th, 1998.

                                   (b)  Funder shall pay additional
                              Development Costs on the Anti-Serum beyond the US$3,000,000 set forth in subsection (a) above, as per Section 5.5.

                                   (c)  Developer shall keep Funder fully
                              informed of its progress on the Development of the Anti-Serum to a stage of development that demonstrates the toxicity and safety profile and also indicates potential patient efficacy of the Anti-Serum. Developer agrees to provide written notice to Funder of all results and prepare a report of these results similar in format to the Parexel report on the Houston study within six months of completion of the study. The amounts payable to Developer under subsection (a) above shall be allocated by Developer to fund the Development Costs of the Anti-Serum, however, any funds per section (a) above, not allocated upon completion of research to a stage of Development as outlined herein shall be utilized by Developer towards the Development Costs of animal studies of certain AFP derived synthetic peptides for an additional therapeutic indication.

                                   (d)  The parties agree that the research
                              and development costs of the Anti-Serum may overlap with the development of the vaccine. Both Funder and Developer realize that changes or modifications in the Development Plan will in all likelihood be experienced as a natural progression of research and development.

                    C. The following provisions are added at the end of Section 5.8 of the Agreement:

                              "Funder's payment obligation under this
                              Section 5.8 shall not commence until Funder raise US$10,000,000 in the aggregate from Capital Funding Events, as defined per
                              Section 5.2 of this agreement, occurring after August 25th, 1994. This payment is separate from, and in addition to, that referred to in Section 5.2 for Anti-Serum Development Cost, however, all payments per section 5.2 shall be deductible from payments due per this section.

                              Hollis-Eden Inc. may not license any
                              technology or product from any source outside the control of Edenland, Inc. without the prior written consent of the Developer, until such time as payments under this Section 5.8 have exceeded US$3,000,000.

                    D. As per section 5.3 and Amendment No. 1 to the Research Development and Option Agreement
                              Section 5.3 of the within Agreement is hereby amended as follows;

                              5.3  OFF BUDGET PROJECTS.  It is contemplated
                                   -------------------
                              by the parties that Developer and Chief
                              Scientist may have certain projects ("Off
                              Budget Projects") not covered by a
                              Development Plan for a Subject Product that
                              Developer and Chief Scientist believe would aid their research on Subject Product or potential New Product. These projects might include a preliminary in-vitro experiment to determine if a foundation exists for a New Product. All such projects will be discussed in full with the Chief Executive Officer of Hollis-Eden Inc. prior to draw-down of Funds but, funding shall not be contingent on approval of the projects by the Chief Executive Officer of Hollis-Eden, Inc. The Developer shall provide to Funder a full and detailed audited analysis of expenditure, prepared by a fully certified Auditing firm of accountants together with copies of supporting invoices from outside suppliers, each quarter following draw-down of funds. Until such time as Funder's commitment under
                              Section 5.8 terminates, Funder agrees to provide up to a maximum of $250,000 per year to fund Off Budget Projects. Funder's payment obligation under this Section 5.3 shall commence when Funder raises U.S.$10,000,000 in aggregate from Capital Funding Events, as defined in Section 5.2, occurring after August 1994.

                    E. Section 10 of the Agreement is deleted in its entirety.

                    F. Except as specifically set forth herein, the Agreement shall remain unaffected and shall remain in full force and affect. The conditions of this Amendment shall become part of the original Agreement and its Terms. This Amendment shall be deemed part of, and construed in accordance with the Agreement.

                    IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year hereinafter first set forth.


          "Funder"                           "Developer"

          HOLLIS-EDEN INC.                   EDENLAND, INC.


          By: /s/ Richard B. Hollis          By: /s/ Leo Prendergast
             ---------------------------        ---------------------------

          Its:  Chairman/CEO                 Its:  Secretary/Director
              -------------------------          --------------------------

          Date:  1st Nov. 96                 Date:  1st Nov. 96
               -----------------------            -----------------------



          "Chief Scientist"


           /s/ Patrick T. Prendergast        Date:  1st Nov. 1996
          --------------------------------        --------------------------
          PATRICK T. PRENDERGAST